UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 24, 2016

Global Blood Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 East Jamie Court, Suite 101, South San Francisco, CA 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the conference call, the Company announced that its Chief Medical Officer, Dr. Eleanor Ramos, has retired from her position, effective October 24, 2016.

Item 8.01. Other Events.

On October 24, 2016, Global Blood Therapeutics, Inc. (the “Company”) issued a press release titled, “Global Blood Therapeutics Announces Pivotal Study for GBT440 in Sickle Cell Disease With Primary Hemoglobin Endpoint” (the “Press Release”). A copy of the Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

After issuing the Press Release, on October 24, 2016 the Company hosted a conference call to provide a program update, at which time additional updates were provided, including those described in this Form 8-K.  On the conference call, the Company estimated that the external costs for the HOPE study are expected to be approximately $40 million over a multi-year period.  Accordingly, the Company disclosed that based upon its current operating plan, the Company expects its current cash and cash equivalents to extend into the fiscal second quarter of 2018.  The Company expects to provide operating expense guidance for its fiscal year 2017 at the time of its annual filing on Form 10K.

In addition, on the conference call, the Company announced that it has decided to discontinue its research and development activities related to GBT18713, an oral kallikrein inhibitor for the prevention of hereditary angioedema attacks.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: October 24, 2016	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 24, 2016.